UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 13, 2023

PCTEL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-27115	77-0364943
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(630) 372-6800

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PCTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

PCTEL, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (the “Amended Filing”) to its Form 8-K filed on October 16, 2023 (the “Original Filing”). The Amended Filing is being filed solely to correct Exhibit 2.1 to the Original Filing, the Agreement and Plan of Merger, dated as of October 13, 2023, by and among PCTEL, Inc., Amphenol Corporation and Hilltop Merger Sub, Inc. (the “Merger Agreement”), solely for the purpose of including Annex I to the Merger Agreement, which was inadvertently omitted from the Original Filing.

Except as described herein, this Amended Filing does not amend, update or change any other items or disclosures in the Original Filing.

Item 1.01. Entry into a Material Definitive Agreement.

The disclosures set forth in Item 1.01 of the Original Filing are incorporated into this Amended Filing by reference without changes, except that all references to Exhibit 2.1 in the Original Filing refer to Exhibit 2.1 filed herewith.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 13, 2023, by and among PCTEL, Inc., Amphenol Corporation and Hilltop Merger Sub, Inc.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of such omitted documents to the SEC upon request; provided, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or documents so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCTEL, INC.

Date: October 17, 2023	By:	/s/ David Neumann
Name: David Neumann Title: Chief Executive Officer